UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 11, 2015, the Federal Reserve announced that it did not object to KeyCorp’s capital plan submitted as part of the Federal Reserve’s 2015 Comprehensive Capital Analysis and Review. The proposed capital plan, which occurs over a five-quarter time period, includes a common share repurchase program of up to $725 million. Share repurchases under the capital plan have been authorized by Key’s Board of Directors and include repurchases to offset issuances of common shares under Key’s employee compensation plans.

In May, the Board of Directors will evaluate an increase of KeyCorp’s quarterly dividend from $0.065 per share to $0.075 per share. In 2016, the Board will consider an additional potential increase in the quarterly dividend, up to $.085 per share, for the fifth quarter of the 2015 capital plan.

A copy of the press release announcing these actions is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits

Exhibit Number	Description

99.1	KeyCorp Press Release, dated March 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
Date: March 11, 2015

/s/ Donald R. Kimble
	By:	Donald R. Kimble
Chief Financial Officer